Exhibit 5.1

June 21, 2021

Invesco DB US Dollar Index Trust

c/o Invesco Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, Illinois 60515

Re:    Invesco DB US Dollar Index Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Invesco DB US Dollar Index Trust (the “Trust”), a Delaware statutory trust organized in series, in connection with the matters set forth herein. This opinion is being delivered to you at your request.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)

The Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 3, 2006, as amended by the Certificate of Amendment to Certificate of Trust, as filed with the Secretary of State on May 31, 2018 with an effective date of June 4, 2018 (as so amended, the “Certificate of Trust”);

(b)

The Declaration of Trust and Trust Agreement of the Trust, dated as of August 3, 2006, between DB Commodity Services LLC, a Delaware limited liability company, as managing owner, and Wilmington Trust Company, a Delaware corporation with trust powers, as trustee (the “Trustee”) of the Trust;

(c)

The Registration Statement on Form S-3, to be filed by the Trust with the Securities and Exchange Commission on or about June 21, 2021 (the “Registration Statement”), including a preliminary prospectus (the “Prospectus”) relating to the common units of beneficial interests (the “Limited Units”) in the series of the Trust designated as Invesco DB US Dollar Index Bullish Fund (the “Fund”);

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June 21, 2021

(d)

The Fifth Amended and Restated Declaration of Trust and Trust Agreement, dated as of February 23, 2015, by and among Invesco PowerShares Capital Management LLC, as managing owner, the Trustee and the Unitholders from time to time thereunder, as amended by Amendment No. 1 thereto, dated as of June 20, 2016 and as further amended by Amendment No. 2 thereto, dated as of June 4, 2018, between Invesco Capital Management LLC (f/k/a Invesco PowerShares Capital Management LLC) (the “Managing Owner”) and the Trustee (the “Trust Agreement”);

(e)	A form of Participant Agreement to be entered into by the Trust, the Managing Owner and each Authorized Participant (as defined in the Prospectus) (collectively the “Participant Agreements”); and

(f)	Certificate of Good Standing for the Trust, dated June 18, 2021, obtained from the Secretary of State.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreement.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, it is our opinion that:

1.    The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

2.    The Limited Units to be issued by the Trust will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trust relating to the Fund. The Limited Owners, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. The Limited Owners may be obligated to make certain payments provided for in Sections 4.7(f) and 6.9 of the Trust Agreement.

3.    Assuming that (i) separate and distinct records are maintained for each series of the Trust, including the Fund, (ii) the assets associated with each series of the Trust, including the Fund, are held in such separate and distinct records (directly or indirectly including through a nominee or otherwise) and accounted for in such separate and distinct records separately

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June 21, 2021

from the other assets of the Trust, or any other series thereof, (iii) the notice of the limitation on liabilities of a series provided in Section 3804(a) of the Act is continuously set forth in the Certificate of Trust and (iv) the Trust Agreement continuously provides for those matters described in (i), (ii) and (iii) of this paragraph 3, the Fund shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Act.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A.    The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

B.    We have assumed (i) that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended and the Trust Agreement will be in full force and effect when the Limited Units are issued by the Trust, (ii) except to the extent set forth in paragraph 1 above, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us (other than the Trust) under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than the Trust) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us (other than the Trust) has duly authorized, executed and delivered such documents, (vi) the due submission to the Managing Owner of a Purchase Order Subscription Agreement by each Authorized Participant (as defined in the Prospectus); (vii) the due acceptance by the Managing Owner of each Purchase Order Subscription Agreement and the due issuance in accordance with the Trust Agreement of the Limited Units relating thereto to the Authorized Participants (as defined in the Prospectus); (viii) the payment by each Authorized Participant (as defined in the Prospectus) to the Trust of the full consideration due from it for the Limited Units subscribed to by it; (ix) the Limited Units will be offered and sold as described in the Registration Statement, the Trust Agreement and the Participant Agreements; and (x) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time.

C.    We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

D.    The opinions in paragraph 3 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally and (ii) principles of equity,

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including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law). In addition, we express no opinion as to the validity or enforceability of provisions of the Trust Agreement that purport to bind a Person that is not a party to the Trust Agreement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JWP/KNR